Exhibit 99.1

From: Lawrence Moreau
Sent: Tuesday, November 13, 2007 4:35 PM
To: Jerry Grizzle
Subject: rsignation from Board of Directors.
Importance: High

Dear Jerry,

For personal reasons, effective immediately, I hereby resign from the Board of Directors of AMS Health Sciences, Inc.

Sincerely yours,

Larry Moreau